UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 20, 2013

Oxford City Football Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Fairway Drive, Suite 302 Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

__________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

On November 20, 2013, we issued a total of 80,000 shares of our newly designated Series B Preferred Stock to our officer and director, Thomas Guerriero, in exchange for the transfer of his ownership in the Oxford City Basketball Club. We also issued 4,000 shares of Series B Preferred Stock to a consultant for services rendered.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Item 3.03 Material Modification of Rights of Security Holders

On November 20, 2013, we filed Articles of Amendment to our Articles of Incorporation (the “Articles of Amendment”) with the Florida Secretary of State. The Articles of Amendment amended Article V of our Articles of Incorporation to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to five million (5,000,000) shares, par value $0.001. The newly designated Series B Preferred Stock has the following features:

  Holders of Series B Preferred Stock are entitled to vote together with the holders of our Series A Preferred Stock and common stock on all matters submitted to shareholders. The total aggregate issued shares of Series B Preferred Stock at any given time, regardless of their number, shall have voting rights equal to 2 times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of any Preferred Stock which are issued and outstanding at the time of voting.
  Holders of Series B Preferred Stock shall have anti-dilution protection such that any issuance of Common Stock or other financial instruments shall result in an equal number of shares so issued be issued to the Series B Preferred Stock shareholders on a pro-rated basis to the number of shares then outstanding.
  If anti-dilution protection ends for whatever reason, then Holders of Series B Preferred Stock are entitled to dividends at the rate of 6% per annum.
  Holders of Series B Preferred Stock have a preference in any liquidation, dissolution or winding up of the company in an amount equal to $4 per share, plus any declared but unpaid dividends.
  Holders of Series B Preferred Stock may, at any time after 18 months, have rights to convert each share of Series B Preferred Stock into 300 shares of common stock.

A copy of the Articles of Amendment that was filed with the Florida Secretary of State on November 20, 2013 is attached hereto as Exhibit 3.1, and is incorporated by reference herein.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Articles of Amendment, dated November 20, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero

Thomas Guerriero
CEO

Date: November 20, 2013

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